Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (June 2, 2017)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

Susquehanna Financial Group’s 2017 Auto Conference Omni Berkshire Place Hotel, New York, New York	June 5, 2017
Stephens 2017 Spring Investment Conference The New York Palace Hotel, New York, New York	June 6, 2017
Baird’s 2017 Global Consumer, Technology & Services Conference InterContinental New York Barclay, New York	June 7, 2017
William Blair’s 37th Annual Growth Stock Conference Four Seasons Hotel, Chicago, Illinois	June 13, 2017

Materials and an audio webcast used during the presentations will be posted to the Company's website at www.lkqcorp.com in the Investor Relations section.
About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com